Exhibit 99.1

Coherus Oncology Reports Third Quarter 2026 Financial Results and Announces Strategic Prioritization Plan

– Focus development efforts on tagmokitug/toripalimab as a potential best-in-disease treatment for esophageal cancer with plans for expedited development –

– Deprioritize development of tagmokitug/toripalimab in other indications to allocate resources toward advancing the lead indication –

– Right-sizing reduces headcount by ~30%, aligning organization with forward-focused needs –

– Reports LOQTORZI® net revenue of $14.0 million in Q3 2026 –

– Conference call today at 5:00 p.m. Eastern Standard Time –

REDWOOD CITY, Calif., November 9, 2026 -- Coherus Oncology, Inc. (Nasdaq: CHRS) today reported financial results for the third quarter 2026 and provided an overview of recent business highlights.

“The strategic prioritization of esophageal cancer as our best-in-disease focus for tagmokitug, together with the Transition Services Agreement wind-down and the toripalimab process transfer completion, provides an ideal opportunity to right-size the organization and deliver financial benefits that flow directly from this prioritization,” said Denny Lanfear, Chief Executive Officer of Coherus Oncology. “Over the next four or five quarters we will remain intensely focused on growing LOQTORZI market share in relation to chemo-only, an inferior therapeutic approach, and off-label IO, which has not demonstrated standard-of-care level of benefit for patients living with nasopharyngeal carcinoma. We believe this approach can provide a path to financial self-sufficiency.”

“Esophageal cancers constitute difficult-to-treat tumors with significant unmet medical need. The compelling anti-tumor activity observed in both ESCC and EAC tumors suggests that Tregs are a critical driver of resistance. Importantly, we saw tagmokitug enhance PD-1’s activity, demonstrate activity in PD-L1 negative tumors, and rescue PD-1 refractory patients,” said Rosh Dias, M.D., Chief Medical Officer of Coherus Oncology. “Our immediate next step is to align with the FDA on our plans to expand the signal observed in esophageal cancer, with an initial focus on the second-line setting. This represents the fastest path to market in this underserved patient population.”

“The financial benefits of right-sizing the organization and reducing the scope of our forward-focused efforts provide substantial and durable benefits to our operating model,” said Bryan McMichael, Chief Financial Officer of Coherus Oncology. “These benefits will be realized over the next two quarters, lowering our core cash burn by $6 million to $7 million quarterly, which in turn lowers the quarterly LOQTORZI revenues required to cover core burn to $25 million to $30 million, down from $30 million to $35 million, as previously guided.”

RECENT BUSINESS HIGHLIGHTS

LOQTORZI® (toripalimab-tpzi) Commercial Updates

●	LOQTORZI revenue for Q3 2026 was $14.0 million, a 25% increase over $11.2 million in Q3 2025, and a 3% increase versus $13.6 million in Q2 2026.

●	Demand continued to grow in the third quarter, driven by an increasing number of patients on therapy and increasing treatment duration.
●	LOQTORZI remains the only FDA-approved and available treatment in the U.S. for recurrent, locally advanced or metastatic nasopharyngeal carcinoma (NPC). It is the only preferred Category 1 first-line treatment option recommended in combination with cisplatin and gemcitabine and the only preferred subsequent-line treatment recommended by the National Comprehensive Cancer Network® (NCCN).

ADVANCEMENT OF INNOVATIVE, NEXT-GENERATION ONCOLOGY PIPELINE

Tagmokitug is a highly selective, cytolytic anti-CCR8 antibody designed to preferentially deplete CCR8-positive regulatory T cells (Tregs) in the tumor microenvironment, with the goal of overcoming immune resistance and enhancing antitumor immune responses. Tagmokitug is being evaluated in the TREGCHECK™ Phase 1b/2a clinical program in combination with toripalimab, with and without chemotherapy. As part of the strategic prioritization plan, Coherus will focus near-term tagmokitug development on esophageal cancer and deprioritize the other tagmokitug-toripalimab cohorts presented during our October 28, 2026, data release. The Company will continue ongoing first-line ESCC and second-line ESCC and EAC indications and pursue regulatory alignment on an expedited development path, initially focused on second-line esophageal cancer.

●	Enrollment remains ongoing in the Phase 1b cohorts evaluating tagmokitug in combination with toripalimab with or without chemotherapy in first- and second-line ESCC. The second-line EAC patients were enrolled as part of the upper gastrointestinal adenocarcinoma cohort, which has completed accrual and remains in follow-up.

●	The overall interim clinical activity across second-line ESCC and second-line EAC of 22 treated and 13 evaluable patients demonstrated a confirmed ORR of 33.3% and a CBR of 55.6%. Coherus plans to initiate a new study evaluating tagmokitug in combination with toripalimab in patients with second line esophageal cancer (EAC and ESCC), an area of high unmet medical need. The Company intends to align with the FDA on the design of the new study and the proposed 700 mg dose, with the objective of pursuing an expedited development path.

Figure 1. Second-line ESCC/EAC waterfall plot from TREGCHECK™ 102 Cohorts A (2L EAC) and B (2L ESCC). In the 700 mg dose sub-group, the Clinical Benefit Rate (CBR) was 55.6% and the confirmed Overall Response Rate (cORR) was 33.3%. Data as of October 14, 2026

300 mg tagmokitug + toripalimab (n=4)
700 mg tagmokitug + toripalimab (n=9)
Treatment Ongoing
Best % Change of SOD from Baseline
200
150
100
50
20
0
-30
-50
-100

Histology	EAC	ESCC	EAC	ESCC	ESCC	ESCC	ESCC	EAC	ESCC	EAC	ESCC	ESCC	EAC
BOR	PD	PD	PD	SD	PD	**SD > 6m***	**SD > 6m**	SD	SD	**PR**	**PR**	**uPR**	**PR**
PD-L1	0	2	5	1	15	NA	<1	1	11	80	70	<1	5

Prior PD-1/PD-L1
Time Since Last PD-1/PD-L1
Prior PD-1/PD-L1 Treatment
Yes
No
Time Since Last PD-1/PD-L1
< 3 months
3 - 6 months
> 6 months

Figure 2. Second-line ESCC/EAC swimmer plot from TREGCHECK™ 102 Cohorts A (2L EAC) and B (2L ESCC). Median Progression-Free Survival was 5.5 months. Data as of October 14, 2026

300 mg tagmokitug + toripalimab (n = 10)
700 mg tagmokitug + toripalimab (n = 12)
Complete response (CR)
Partial response (PR)
Stable Disease (SD)
Progressive Disease (PD)
Treatment continuing
EAC
ESCC
ESCC
ESCC
ESCC
ESCC
ESCC
EAC
ESCC
ESCC
EAC
ESCC
ESCC*
ESCC
EAC
ESCC
ESCC
ESCC
ESCC
EAC
ESCC
ESCC
0
6
12
18
24
30
36
42
48
Weeks

●	The Company plans to go forward with the Phase 1b clinical study evaluating tagmokitug in combination with pasritamig, a T-cell engaging bispecific antibody, in patients with metastatic castration-resistant prostate cancer (mCRPC), which is expected to initiate in the fall of 2026.

Casdozokitug is a first-in-class IL-27 antagonistic antibody currently being evaluated in a Phase 2 study in patients with first-line unresectable hepatocellular carcinoma (uHCC) to assess treatment benefit, safety, and response biomarkers.

●	Enrollment in the randomized Phase 2 trial of casdozokitug/toripalimab/bevacizumab in 1L uHCC is complete and the first data readout is expected in 1H 2027.

THIRD QUARTER 2026 FINANCIAL RESULTS

Net revenue from continuing operations was $14.3 million and $11.6 million during the three months ended September 30, 2026 and 2025, respectively, and $40.9 million and $29.4 million during the nine months ended September 30, 2026 and 2025, respectively. The increases were driven primarily by volume growth of LOQTORZI.

Cost of goods sold (COGS) from continuing operations was $4.1 million and $3.7 million during the three months ended September 30, 2026 and 2025, respectively, and $12.1 million and $9.8 million during the nine months ended September 30, 2026 and 2025, respectively. The increases were primarily due to volume growth of LOQTORZI.

Research and development (R&D) expenses from continuing operations were $22.6 million and $27.3 million for the three months ended September 30, 2026 and 2025, respectively, and $65.6 million and $77.9 million during the nine months ended September 30, 2026 and 2025, respectively. The decreases were primarily due to savings from reduced headcount, lower infrastructure costs, and lower clinical trial and R&D manufacturing costs.

Selling, general and administrative (SG&A) expenses from continuing operations were $21.2 million and $24.9 million during the three months ended September 30, 2026 and 2025, respectively, and $65.3 million and $77.0 million during the nine months ended September 30, 2026 and 2025, respectively. The decreases were driven primarily by lower headcount and decreased operating costs resulting from Coherus completing the exit from the biosimilar business in 2025.

Net loss from continuing operations for the third quarter of 2026 was $38.9 million, or $(0.25) per share on a diluted basis, compared to $44.5 million, or $(0.38) per share on a diluted basis, for the same period in 2025. Net loss for the nine months ended September 2026 was $109.2 million, or $(0.73) per share on a diluted basis, compared to $136.8 million, or $(1.18) per share on a diluted basis for the same period of 2025.

Non-GAAP net loss from continuing operations for the third quarter of 2026 was $31.2 million, or $(0.20) per share on a diluted basis, compared to $38.9 million, or $(0.33) per share for the same period in 2025. Non-GAAP net loss for the nine months ended September 2026 was $95.3 million, or $(0.64) per share on a diluted basis, compared to $118.8 million, or $(1.02) per share for the same period in 2025. See “Non-GAAP Financial Measures” below for a discussion on how Coherus calculates non-GAAP net loss from continuing operations and a reconciliation to the most directly comparable GAAP measures.

Cash, cash equivalents and marketable securities totaled $83.6 million as of September 30, 2026, compared to $172.1 million as of December 31, 2025. These balances were inclusive of Transition Services Agreement (TSA)-related collections that will be applied to associated TSA payables and accrued liabilities which totaled $19.6 million and $65.1 million as of September 30, 2026 and December 31, 2025, respectively.

Conference Call Information

When: Monday, November 9, 2026, starting at 5:00 p.m. Eastern Standard Time

To access the conference call, please pre-register through the following link to receive dial-in information and a personal PIN to access the live call: https://register-conf.media-server.com/register/BI55798b5af6004203b3a31cfe6dff187e

Webcast: https://edge.media-server.com/mmc/p/qhta3pue

A live and archived webcast will be available on the “Investors” section of the Coherus website at

https://investors.coherus.com/events-presentations

Please dial in 15 minutes early to ensure a timely connection to the call.

About Coherus Oncology

Coherus Oncology is a fully integrated commercial-stage innovative oncology company with an approved next-generation programmed death receptor-1 (“PD-1”) inhibitor, LOQTORZI® (toripalimab-tpzi), and a pipeline that includes two mid-stage clinical candidates targeting esophageal, liver, and prostate cancers. The Company’s strategy is to grow sales of LOQTORZI in R/M nasopharyngeal carcinoma while advancing the development of its two pipeline candidates in combination with LOQTORZI, and additionally through strategic partnerships. The Company has global rights to both clinical-stage candidates and plans to execute ex-U.S. licensing deals as the clinical data support such transactions.

Coherus’ innovative oncology pipeline includes multiple antibody immunotherapy candidates focused on enhancing the innate and adaptive immune responses to enable a robust antitumor response and enhance outcomes for patients with cancer. Tagmokitug is a highly selective cytolytic anti-CCR8 antibody currently in Phase 1b/2a studies in patients with advanced solid tumors, including gastroesophageal junction, esophageal adenocarcinoma, and esophageal squamous cell carcinoma. Casdozokitug is a novel IL-27 antagonistic antibody currently being evaluated in a Phase 2 study in patients with first-line hepatocellular carcinoma.

For more information about LOQTORZI, including the U.S. Prescribing Information and important safety information, please visit www.loqtorzi.com

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are based on the Company's current beliefs and expectations. Such forward-looking statements include, but are not limited to, the ability of Coherus’ innovative oncology pipeline to enhance outcomes for cancer patients; the timing and results of anticipated clinical data results; Coherus’ ability to maintain and grow revenues; the effectiveness of Coherus’ cost reduction plan; and Coherus’ expectations about total addressable opportunity for LOQTORZI and for each of its product candidates.

Such forward-looking statements involve substantial risks and uncertainties that could cause Coherus’ actual results, performance or achievements to differ significantly from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties inherent in the clinical drug development process; risks related to Coherus’ dependence on an ability to raise funds in the future, which may not be available on acceptable terms or at all; risks related to Coherus’ existing and potential collaboration partners; risks of Coherus’ competitive position with LOQTORZI and its product candidates; risks associated with Coherus’ ability to successfully commercialize and maintain and increase revenues for LOQTORZI; the risks and uncertainties of the regulatory approval process, including the speed of regulatory review and the timing of Coherus’ regulatory filings; the risk of FDA review issues; and the risks and uncertainties of possible litigation. All forward-looking statements contained in this press release speak only as of the date of this press release. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the significant risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026 filed with the Securities and Exchange Commission on or about the date of this press release, including the section therein captioned “Risk Factors” and in other documents Coherus files with the Securities and Exchange Commission. Coherus’ results for the fiscal quarter ended September 30, 2026 are not necessarily indicative of its operating results for any future periods.

LOQTORZI®, whether or not appearing in large print or with the trademark symbol, is a registered trademark of Coherus Oncology, Inc.

©2026 Coherus Oncology, Inc. All rights reserved.

Coherus Contact Information:

For Investors & Media:

Carrie Graham

Vice President, Investor Relations and Advocacy

IR@coherus.com

Coherus Oncology, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net revenue	$14,274	$11,571	$40,891	$29,424
Costs and expenses:
Cost of goods sold	4,092	3,721	12,148	9,769
Research and development	22,606	27,252	65,591	77,914
Selling, general and administrative	21,225	24,931	65,283	76,995
Total costs and expenses	47,923	55,904	143,022	164,678
Loss from operations	(33,649)	(44,333)	(102,131)	(135,254)
Interest expense	(2,781)	(2,325)	(7,290)	(6,752)
Loss on debt extinguishment	(3,363)	—	(3,363)	—
Other income (expense), net	918	2,141	3,627	5,229
Loss from continuing operations before income taxes	(38,875)	(44,517)	(109,157)	(136,777)
Income tax provision	—	—	—	—
Net loss from continuing operations	(38,875)	(44,517)	(109,157)	(136,777)
Net income (loss) from discontinued operations, net of tax	(459)	8,986	10,865	342,444
Net income (loss)	$(39,334)	$(35,531)	$(98,292)	$205,667

Net loss per share from continuing operations - basic and diluted	$(0.25)	$(0.38)	$(0.73)	$(1.18)
Net income (loss) per share from discontinued operations - basic and diluted	$—	$0.08	$0.07	$2.95
Net income (loss) per share - basic and diluted	$(0.25)	$(0.31)	$(0.66)	$1.77

Weighted-average number of shares used in computing net income (loss) per share:
Basic and diluted	154,970,687	116,229,170	148,796,665	116,056,247

Coherus Oncology, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$53,487	$88,879
Investments in marketable securities	30,142	83,246
Trade receivables, net	13,720	17,815
Inventory	14,178	3,172
Intangible assets, net	44,364	46,239
Other assets	15,213	18,992
Total assets	$171,104	$258,343

Liabilities and Stockholders’ Equity
Accrued rebates, fees and reserve	$13,746	$30,397
TSA payables and accrued liabilities	19,638	65,065
Term loans	52,551	37,051
Other liabilities	59,920	64,816
Total stockholders' equity	25,249	61,014
Total liabilities and stockholders’ equity	$171,104	$258,343

Coherus Oncology, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Cash, cash equivalents and restricted cash at beginning of the period	$83,163	$217,156	$89,119	$126,250

Net cash used in operating activities	(34,019)	(46,339)	(153,995)	(118,797)

Purchases of investments in marketable securities	(30,064)	(68,850)	(50,349)	(89,576)
Proceeds from maturities of investments in marketable securities	22,455	1,650	104,126	1,650
Net cash received related to the Sale Transactions	—	—	—	478,681
Milestone payment to Junshi Biosciences	—	—	—	(12,500)
Other investing activities, net	—	(27)	(1,100)	(330)
Net cash (used in) provided by investing activities	(7,609)	(67,227)	52,677	377,925

Proceeds from 2031 Term Loan, net of discount and issuance costs	52,657	—	52,657	—
Proceeds from issuance of common stock under Public Offering, net of issuance costs	—	—	53,650	—
Partial repayment of Revenue Purchase and Sale Agreement	—	—	—	(47,652)
Proceeds from purchases under the employee stock purchase plan	—	—	202	188
Repayment and redemption of 2026 Convertible Notes, including transaction costs	—	—	(121)	(233,185)
Repayment of 2029 Term Loan, including premiums and fees	(40,661)	—	(40,661)	—
Other financing activities, net	50	2	53	(1,137)
Net cash provided by (used in) financing activities	12,046	2	65,780	(281,786)

Net decrease in cash, cash equivalents and restricted cash	(29,582)	(113,564)	(35,538)	(22,658)

Cash, cash equivalents and restricted cash at end of the period	$53,581	$103,592	$53,581	$103,592

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, Coherus has included in this press release non-GAAP net loss from continuing operations, and the related per share measures, which exclude from net loss from continuing operations and the related per share measures, stock-based compensation expense, amortization and impairments of intangible assets, loss on debt extinguishment, and change in fair value of our derivative liabilities. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than similar non-GAAP financial information disclosed by other companies. Coherus encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information and the reconciliation between these presentations set forth below, to more fully understand Coherus’ business.

Coherus believes that the presentation of these non-GAAP financial measures provides useful supplemental information to, and facilitates additional analysis by, investors. In particular, Coherus believes that these non-GAAP financial measures, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare Coherus’ results from period to period, and to identify operating trends in Coherus’ business. Coherus also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions.

Coherus Oncology, Inc.

Reconciliation of GAAP Net Loss from Continuing Operations to Non-GAAP Net Loss from Continuing Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
GAAP net loss from continuing operations	$(38,875)	$(44,517)	$(109,157)	$(136,777)
Adjustments:
Stock-based compensation expense	3,682	3,322	8,650	13,535
Loss on debt extinguishment	3,363	—	3,363	—
Impairment of out-license asset, net	—	1,646	—	1,646
Change in fair value of derivative liabilities	—	—	—	810
Amortization of intangible assets	625	652	1,875	1,986
Non-GAAP net loss from continuing operations	$(31,205)	$(38,897)	$(95,269)	$(118,800)

GAAP
Net loss per share from continuing operations, basic and diluted	$(0.25)	$(0.38)	$(0.73)	$(1.18)
Shares used in computing basic and diluted net loss per share	154,970,687	116,229,170	148,796,665	116,056,247

Non-GAAP
Net loss per share from continuing operations, basic and diluted	$(0.20)	$(0.33)	$(0.64)	$(1.02)
Shares used in computing basic and diluted net loss per share	154,970,687	116,229,170	148,796,665	116,056,247